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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-3307) of RFS Hotel Investors, Inc. of the following:

     (1) our report dated February 7, 2002 relating to the financial statements of RFS Hotel Investors, Inc., which appears in the Current Report on Form 8-K dated February 8, 2002;

     (2) our report dated (i) January 24, 2001, except for note 9 as to which the date is February 20, 2001 relating to the financial statements of RFS Hotel Investors, Inc., which appears in the RFS Hotel Investors, Inc. Annual Report on Form 10-K for the year ended December 31, 2000, and

     (3) our report dated January 24, 2001 relating to the financial statement schedule of RFS Hotel Investors, Inc. which appears in the RFS Hotel Investors, Inc. Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Dallas, Texas
February 12, 2002